Exhibit 1.1

MEMORANDUM

and

ARTICLES OF ASSOCIATION

(As adopted by Special Resolution passed on 12th December 1997)

of

CLP HOLDINGS LIMITED

Incorporated the 24th day of October 1997

Stephenson Harwood & Lo.

Solicitors

Hong Kong

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

CLP Holdings Limited

Special Resolution and Ordinary Resolutions

passed at the Annual General Meeting on 25 April 2006

At the eighth Annual General Meeting of CLP Holdings Limited (the “Company”) duly convened and held at Jockey Club Auditorium, The Hong Kong Polytechnic University, Hung Hom, Kowloon, Hong Kong on Tuesday, 25 April 2006, the following Resolution (5) was duly passed as a Special Resolution and Resolutions (6), (7), (8) and (9) were duly passed as Ordinary Resolutions:

(5)	“That the Articles of Association of the Company be and are hereby amended by deleting the existing Article 67 in its entirety and replacing it with the following Article 67 and inserting Articles 67A to 67K immediately after Article 67:

67.	The Chairman may, with the consent of the meeting or under the power set out in Article 67C, adjourn a meeting from time to time or sine die and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned sine die, the Board shall fix the time and place for the adjourned meeting. When a meeting is adjourned for 30 days or more or sine die, seven clear days’ notice at the least of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67A.	The Board may instruct persons entitled to attend a meeting to do so by simultaneous attendance and participation at a satellite meeting place, overflow room or overflow venue at such place or places in Hong Kong as the Board may determine, and the members present or by proxy at satellite meeting places, overflow rooms or overflow venues shall be counted in the quorum for and entitled to vote at the meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at all the meeting places are able to participate in the business for which the meeting has been convened. The Chairman of the meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

67B.	The Board and, at any meeting, the Chairman of the meeting may from time to time make such arrangements for managing attendance at any place or places at which the meeting will take place (whether involving the issue of tickets or some other means of identification, seat reservation or otherwise) as it shall in its absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a member who, pursuant to such arrangements, is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place or places shall be subject to any such arrangement as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

67C.	If it appears to the Chairman of a meeting that:

(a)	the facilities at the principal meeting or any satellite meeting, overflow room or overflow venue meeting place have become inadequate; or

(b)	it is not possible to ascertain the view of those present; or

(c)	there is no quorum; or

(d)	there is violence or the threat of violence occurring at the meeting;

then the Chairman may, without the consent of the meeting, interrupt or adjourn the meeting. All business conducted at the meeting up to the time of such adjournment shall be valid.

67D.	For the purposes of this Article 67, the right of a member to participate in the business of any meeting shall include the right to speak, to vote on a show of hands or poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

67E.	The Board and, at any general meeting, the Chairman of the meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security and orderly conduct of a meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. Members shall also comply with all requirements or restrictions imposed by the owner of the premises at which the meeting is held. A person who refuses to comply with any such arrangements, requirements or restrictions may be refused entry to the meeting.

67F.	If, after the sending of notice of a meeting but before the meeting is held, or after the adjournment of a meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors, in their absolute discretion, consider that it is impracticable or unreasonable for any reason to hold a general meeting on the date or at the time and place specified in the notice calling the meeting, it may change or postpone the meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given by one of the means specified in Article 148. Notice of the business to be transacted at such postponed meeting shall not be required.

67G.	At a meeting, in the case of a resolution duly proposed as a special resolution, no amendment thereto (other than an amendment to correct a patent error) may be considered.

67H.	At a meeting, in the case of a resolution duly proposed as an ordinary resolution, no proposal of nor amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office of the Chairman or in the Chairman’s absolute discretion he decides that it may be considered or voted upon.

67I.	If at a meeting an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

67J.	The Chairman may, for the purpose of promoting the orderly conduct of the business of the meeting, impose any rules including, without limitation, on the number, frequency, time allowed and point at which questions may be raised at a meeting and any member who fails to abide by such rules may be asked to desist by the Chairman and if he persists asked to leave.

67K.	The Chairman shall at a meeting take any such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the Chairman’s decisions on matters of procedure or arising incidentally from the business of the meeting (including ordering the exclusion or expulsion of any member or other person who, by his presence or conduct, the Chairman considers to be an impediment to the orderly conduct of the business of the meeting) shall be final as shall be his determination as to whether any matter is of such nature.”

(6)	“That remuneration shall be payable to the Chairmen and Members (other than Executive Directors and Management) who serve on the following Board Committees of the Company and such remuneration be fixed at the levels as shown in the following table for each financial year until the Company in General Meeting otherwise determines; such remuneration to take effect from the date of their respective first meeting.

	HK$
Social, Environmental & Ethics Committee
Chairman	30,000
Member	20,000

China Committee
Chairman	56,000
Member	40,000	”

(7)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) a Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed five per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; or

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(8)	“That:

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; or

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(9)	“That, conditional upon the passing of Resolutions (7) and (8) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (8) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (7).”

(Sgd.) The Hon. Sir Michael Kadoorie
Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

CLP Holdings Limited

Special Resolution and Ordinary Resolutions

passed at the Annual General Meeting on 28 April 2005

At the seventh Annual General Meeting of CLP Holdings Limited (the “Company”) duly convened and held at The Peninsula, Salisbury Road, Kowloon, Hong Kong on Thursday, 28 April 2005, the following Resolutions (5), (7), (8) and (9) were duly passed as Ordinary Resolutions and Resolution (6) was duly passed as a Special Resolution:-

(5)	“That the Non-executive Directors in office at the date of this Resolution shall be appointed for a term determined by the Board being a term of not more than four years, starting from the date of their most recent election or re-election (as the case may be) by shareholders; provided that this term shall end in any event on either:

(a)	the date of the third Annual General Meeting after the date of such election or re-election; or

(b)	the date on which the Director concerned shall retire by rotation,

whichever is the earlier.

Non-executive Directors appointed or re-elected on or after the date of this Resolution shall be appointed or re-elected for a term determined by the Board being a term of not more than four years from the respective date of their appointment or re-election; provided that this term shall end in any event on either:

(a)	the date of the third Annual General Meeting after the first election of such Directors by shareholders in Annual General Meeting; or

(b)	the date on which the Director concerned shall retire by rotation or shall otherwise retire,

whichever is the earlier.

A retiring Non-executive Director shall be eligible for re-election by shareholders.”

(6)	“That the Articles of Association of the Company be and are hereby amended by deleting the word “not” at the end of the 2nd line of Article 103.”

(7)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) a Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed five per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; or

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(8)	“That:

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; or

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(9)	“That, conditional upon the passing of Resolutions (7) and (8) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (8) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (7).”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

CLP Holdings Limited

Special Resolution and Ordinary Resolutions

passed at the Annual General Meeting on 22 April 2004

At the sixth Annual General Meeting of CLP Holdings Limited (the “Company”) duly convened and held at The Peninsula, Salisbury Road, Kowloon, Hong Kong on Thursday, 22 April 2004, the following Resolution (5) was duly passed as a Special Resolution and Resolutions (6), (8), (9), (10) and (11) were duly passed as Ordinary Resolutions:-

(5)	“That the Articles of Association of the Company be and are hereby amended in the following respects:

(a)	by deleting the words “Securities and Futures (Clearing House) Ordinance (Chapter 420 of the Laws of Hong Kong)” in the 2nd line of Article 76(B) and replacing them with “Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)”.

(b)	by adding the following Article 76(C) immediately after Article 76(B):

“76(C)	Where any member, under the Listing Rules, is required to abstain from voting on any particular resolution or is restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.”

(c)	by deleting the words “and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him” in the 18th, 19th and 20th lines of Article 91 and replacing them with the following words:

“and, without prejudice to any liability which he may cause to his appointor under the Statutes or otherwise, shall be responsible to the Company for his acts and defaults, and he shall be deemed to be the agent of or for the Director appointing him”

(d)	by adding the words “or the Company in General Meeting” immediately after the word “Board” in the 3rd, 4th and 5th lines of Article 94.

(e)	by deleting the first sentence of Article 97(A) and replacing it with the following sentence:

“97(A)	If a Director or any of his associates is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company (each being in paragraph (A), (B) and (C) of this Article referred to as a “transaction”), the Director shall declare the nature of his interest or the interest of any of his associates at a meeting of the Board in accordance with the Statutes.”

(f)	by deleting the words “he is to be regarded” in the 2nd line of Article 97(A)(i) and replacing them with “he or any of his associates is to be regarded” and by adding the words “or the interest of any of his associates” immediately after the words “sufficient declaration of his interest” in the 4th line of Article 97(A)(i).

(g)	by deleting Article 97(B) in its entirety and replacing it with the following:

“97(B)	A Director shall not, as a Director, vote in respect of any transaction in which to his knowledge he or any of his associates has a material interest and if he shall do so his vote shall not be counted, nor in relation thereto shall be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(i)	the giving to any Director or any of his associates of any security or indemnity in respect of money lent by him or any of them to or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries; or

(ii)	the giving by the Company or any of its subsidiaries of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his associates has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security; or

(iii)	any proposal concerning an offer of shares or debentures or other securities of the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his associates is or is to be interested as a participant in the underwriting or sub-underwriting of the offer; or

(iv)	any transaction concerning any other corporation in which the Director or any of his associates does not have a material interest (as defined below); or

(v)	any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries including:

(a)	the adoption, modification or operation of any employees’ share scheme or any share incentive or share option scheme under which the Director or any of his associates may benefit; or

(b)	the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme;

which relates both to Directors, their associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director, or any of his associates, as such any privilege or advantage which may not generally be accorded to the class of persons to which such scheme or fund relates; or

(vi)	any contract or arrangement in which the Director or any of his associates is interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his or their interest in shares or debentures or other securities of the Company; or

(vii)	any contract for the purchase or maintenance for any Director or Directors of insurance against liability;

and so that the interest of a Director or of any of his associates shall not be treated as material in the case of any transaction concerning any company other than the Company in which the Director or any of his associates is interested, directly or indirectly, whether as an officer or executive or shareholder, provided that he and any of his associates together are not beneficially interested in 5% or more of the issued shares of any class of such company or of the voting rights thereof or of any third company through which such interest is derived (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances). For the purpose of this Article 97, the term “associate” shall have the same meaning as defined in the Listing Rules.”

(h)	by adding the words “or any of his associates” immediately after the words “which he” in the 2nd line of Article 97(C).

(i)	by deleting the words “he has no” in the 4th line of Article 97(D) and replacing them with the words “neither he nor any of his associates has”.

(j)	by deleting the words “a Director’s interest” in the 1st line of Article 97(E) and replacing them with the words “the interest of a Director or of any of his associates” and adding the words “or of any of his associates” immediately after the words “interests of the Director” in the 5th line of Article 97(E).

(k)	by deleting the words “Article 112(B) and to” in the 1st line of Article 103.

(l)	by deleting the words “unless during a period of not less than seven nor more than forty-eight days ending not more than seven days before the day appointed for the meeting” in the 2nd and 3rd lines of Article 106 and replacing them with the following:

“unless during a period of not less than seven days commencing no earlier than the day after the despatch of the notice of the meeting appointed for such election and ending no later than seven days prior to the date appointed for the meeting”

(m)	by deleting the word “Special” in the 1st line of Article 110 and replacing it with the word “Ordinary”.

(n)	by deleting the words “The Board” in the 1st line of Article 112(A) and replacing them with the following:

“Subject always to the other provisions of these Articles (including with regard to retirement by rotation), the Board”

(o)	by deleting Article 112(B) in its entirety and replacing it with the following:

“112(B)	The appointment of any Director as Chairman or Managing Director or as an Executive Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract between him and the Company.” ”

(6)	“THAT the Executive Directors in office at the date of this Resolution shall enter into the rotation of directors over the course of no more than three Annual General Meetings, commencing with this Meeting, in the order in which they have been longest in office since their last election. If Executive Directors are of equal seniority, the Executive Directors to retire shall (unless they agree otherwise amongst themselves) be selected from among them by lot. A retiring Executive Director shall be eligible for re-election.”

(8)	“That

(a)	the remuneration of the Chairman, each one of the Vice Chairmen and the other Non-executive Directors shall respectively be fixed at the sum of HK$280,000, HK$220,000 and HK$200,000 for each financial year until the Company in General Meeting otherwise determines; such remuneration to take effect from 1 July 2004 and be payable to Directors on a pro rata basis for the financial year ending 31 December 2004.

(b)	additional remuneration shall be payable to Non-executive Directors who serve on the Board Committees of the Company and such remuneration be fixed at the levels as shown in the following table for each financial year until the Company in General Meeting otherwise determines; such remuneration to take effect from 1 July 2004 and be payable to Directors on a pro rata basis for the financial year ending 31 December 2004.

	HK$
Audit Committee
Chairman	140,000
Member	100,000

Nomination Committee
Chairman	10,000
Member	10,000

Human Resources & Remuneration Committee
Chairman	14,000
Member	10,000

Finance & General Committee
Chairman	110,000
Member	80,000

Regulatory Affairs Committee
Chairman	30,000
Member	20,000	”

(9)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) a Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(10)	“That:

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(11)	“That, conditional upon the passing of Resolutions (9) and (10) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (10) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (9).”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

CLP Holdings Limited

Special Resolution and Ordinary Resolutions

passed at the Annual General Meeting on 5 May 2003

At the fifth Annual General Meeting of CLP Holdings Limited (the “Company”), duly convened and held at The Peninsula, Salisbury Road, Kowloon, Hong Kong on Monday, 5 May 2003, the following Resolution (5) was duly passed as a Special Resolution and Resolutions (6), (7) and (8) were duly passed as Ordinary Resolutions:-

(5)	“That the Articles of Association of the Company be and are hereby amended in the following respects:

(a)	by adding the following definitions in Article 2 immediately after the definition of “Board”:

“Electronic Communication”	A communication sent by electronic transmission in any form through any medium.

“Entitled Person”	An “entitled person” as defined under section 2(1) of the Companies Ordinance.

(b)	by adding the following definition in Article 2 immediately after the definition of “Register”:

“Relevant Financial Documents”	The “relevant financial documents” as defined under section 2(1) of the Companies Ordinance.

(c)	by adding the following definition in Article 2 immediately after the definition of “Stock Exchange”:

“Summary Financial Report”	The “summary financial report” as defined under section 2(1) of the Companies Ordinance.

(d)	by deleting the definitions “in writing” and “written” in Article 2 and substituting therefor the following:

“in writing” and “written” shall include printing, lithograph, xerography, photography or other modes of representing or reproducing words in a permanent visible form or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, any visible substitute for writing (including an Electronic Communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form.

(e)	by adding the following paragraph to the end of Article 2:

References to a document being executed include references to its being executed under hand or under seal or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, by electronic signature or by any other method. References to a document or notice, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, include references to any information in visible form whether having physical substance or not.

(f)	by deleting Article 145 and substituting therefor the following:

145 (A)	Subject to Article 145(B), a copy of the Relevant Financial Documents and/or a copy of the Summary Financial Report (where the recipient has, in accordance with and if required by the Statutes and other applicable laws, rules and regulations, consented or is deemed to have consented to receiving the Summary Financial Report in place of the Relevant Financial Documents) shall, not less than twenty-one clear days before the relevant General Meeting, be delivered or sent by post to the registered address of every Entitled Person and to the Auditors and the required number of copies of each of the Relevant Financial Documents and the Summary Financial Report, if published, shall at the same time be forwarded to the Stock Exchange.

(B)	Subject to the Company complying with the Statutes and any other applicable laws, rules and regulations from time to time in force with regard to any requirements for the obtaining of consent (or deemed consent) from any Entitled Person (a “Consenting Person”) and/or for giving a Notice of Publication (as defined in Article 148) to any such Consenting Person, the Company may treat the publication of the Relevant Financial Documents and/or the Summary Financial Report (as the case may be) on the Company’s computer network, to which such person may have access, throughout the period beginning not less than twenty-one clear days before the relevant General Meeting, as discharging the Company’s obligation to send to him a copy of such documents under Article 145(A).

(g)	by deleting Article 148 and substituting therefor the following:

148 (1)	Subject to Article 148(2) any notice, document or other publication by the Company (including any “corporate communication” as defined in the Listing Rules) may be given or issued by the following means:

(A)	by serving it personally on the relevant person;

(B)	by sending it through the post in a prepaid envelope or wrapper addressed to a member at his registered address as appears in the Register (or in the case of other person, to such address as he may provide under Article 150);

(C)	by delivering or leaving it at such address as aforesaid;

(D)	by placing an advertisement in English in at least one English language newspaper or publication and in Chinese in at least one Chinese language newspaper or publication, being in each case a newspaper or publication specified in the list thereof issued and published in the Gazette for the purposes of Section 71A of the Companies Ordinance (Chapter 32) (including any statutory modification or re-enactment thereof) by the Chief Secretary for Administration for such period as the Board may think fit;

(E)	by sending or transmitting it as an Electronic Communication to the relevant person at such electronic address as he may provide under Article 150, subject to the Company complying with the Statutes and any other applicable laws, rules and regulations from time to time in force with regard to any requirements for the obtaining of consent (or deemed consent) from such person;

(F)	by publishing it on the Company’s computer network to which the relevant person may have access, subject to the Company complying with the Statutes and any other applicable laws, rules and regulations from time to time in force with regard to any requirements for the obtaining of consent (or deemed consent) from such person and/or for giving notification to any such person stating that the notice, document or publication is available on the Company’s computer network (a “Notice of Publication”); or

(G)	by sending or otherwise making it available to such person through such other means to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations.

(2)	Any Notice of Publication may be given or issued by any of the means mentioned in Article 148(1), other than the means specified in paragraph (F) thereof.

(h)	by deleting Article 150 and substituting therefor the following:

150	Every member of and holder of debentures of the Company or a person who is entitled to receive notice from the Company under the provisions of the Statutes or these Articles shall register with the Company an address either in Hong Kong or elsewhere and/or an electronic address to which notices can be served upon him and if any such person shall fail to do so, notice may be served on such person by sending the same in any of the manners mentioned to his last known registered address or electronic address, or if there is none, a notice displayed in the Office shall be deemed to be well served on him at the time when it is first so displayed.

(i)	by deleting Articles 151 and 152 and substituting therefor the following:

151	Any notice, document or other publication (including any “corporate communication” as defined in the Listing Rules) given or issued by or on behalf of the Company:

(A)	if served by post, shall be deemed to have been served or delivered on the day following that on which the envelope or wrapper containing the same is put into a post office situated within Hong Kong and in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice, document or publication was properly addressed, prepaid and put into such post office and a certificate in writing signed by the Secretary or other officer of the Company that the envelope or wrapper containing the notice, document or publication was so addressed, prepaid and put into the post office shall be conclusive evidence thereof;

(B)	if sent or transmitted as an Electronic Communication, shall be deemed to have been served at the time when the notice, document or publication is transmitted electronically provided that no notification that the Electronic Communication has not reached its recipient has been received by the sender, except that any failure in transmission beyond the sender’s control shall not invalidate the effectiveness of the notice, document or publication being served;

(C)	if published on the Company’s computer network, shall be deemed to have been served on the day on which the notice, document or publication first so appears on the Company’s computer network to which the relevant person may have access or the day on which the Notice of Publication is deemed to have been served or delivered to such person under these Articles, whichever is later;

(D)	if served or delivered in person, shall be deemed to have been served or delivered at the time of personal service or delivery and in proving such service or delivery, a certificate in writing signed by the Secretary or other officer of the Company that the notice, document or publication was so served or delivered shall be conclusive evidence of the service or delivery; or

(E)	if published as an advertisement in a newspaper or other publication permitted under Article 148(1)(D), shall be deemed to have been served on the day on which the advertisement first so appears.

(j)	by deleting the words “by post to, or left at, the registered address of any member” in the first line of Article 153 and substituting therefor the words “to any member in such manner as provided in Article 148” and by renumbering Article 153 to Article 152;

(k)	by adding immediately after the word “address” in the third line of Article 154 the words “(including electronic address)” and by renumbering Article 154 to Article 153; and

(l)	by adding immediately after the existing Article 154 (which is to be renumbered to Article 153) the following new Article 154:

154	Subject to any applicable laws, rules and regulations and the terms of these Articles, any notice, document or publication, including but not limited to the documents referred to in Article 145 and any “corporate communication” as defined in the Listing Rules, may be given in the English language only, in the Chinese language only or in both the English language and the Chinese language.”

(6)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) a Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(7)	“That:

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(8)	“That, conditional upon the passing of Resolutions (6) and (7) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (7) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (6).”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

CLP Holdings Limited

Special Resolution passed at the Extraordinary General Meeting on 25 April 2002

At the Extraordinary General Meeting of CLP Holdings Limited (the “Company”) duly convened and held at The Peninsula, Salisbury Road, Kowloon, Hong Kong on Thursday, 25 April 2002 at 11:45 a.m., the following resolution was duly passed as a Special Resolution:-

SPECIAL RESOLUTION

“That, conditional upon (i) the High Court of Hong Kong making an order confirming the reduction of the share premium account of the Company pursuant to Section 60 of the Companies Ordinance and (ii) the registration by the Registrar of Companies in Hong Kong of an office copy of such confirming order pursuant to Section 61 of the Companies Ordinance and of any other documents required by the High Court of Hong Kong, and subject to any conditions imposed by the High Court of Hong Kong:

(A)	the share premium account of the Company be reduced by the amount of HK$10,116,789,910 and that the directors of the Company be and are hereby authorised to credit such amount to the distributable reserve of the Company; and

(B)	the directors of the Company be and are hereby authorised generally to do all acts and things which they may consider appropriate, necessary or desirable to give effect to or implement the foregoing.”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

CLP Holdings Limited

Special Resolution and Ordinary Resolutions

passed at the Annual General Meeting on 25 April 2002

At the fourth Annual General Meeting of CLP Holdings Limited (the “Company”), duly convened and held at The Peninsula, Salisbury Road, Kowloon, Hong Kong on Thursday, 25 April 2002, the following Resolution (5) was duly passed as a Special Resolution and Resolutions (6), (7) and (8) were duly passed as Ordinary Resolutions:-

(5)	“That the Articles of Association of the Company be amended by deleting the word “printed” from the first line of Article 145.”

(6)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) a Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(7)	“That:

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(8)	“That, conditional upon the passing of Resolutions (6) and (7) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (7) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (6).”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32 OF THE REVISED EDITION, 1984)

CLP Holdings Limited

Ordinary Resolutions, passed on 23 April 2001

At the Annual General Meeting of CLP Holdings Limited (“the Company”), duly convened and held at the Peninsula Hotel, Salisbury Road, Kowloon, Hong Kong on Monday, 23 April 2001, the following Resolutions (5), (6), (7), (8) and (9) were duly passed as Ordinary Resolutions:-

(5)	“That the remuneration of the Chairman, each one of the Vice Chairmen and the other Directors shall remain unchanged at the sum of HK$225,000, HK$150,000 and HK$100,000 respectively for the year ending 31 December 2001 and for each subsequent year until the Company in general meeting otherwise determines.”

(6)	“That the sum of HK$2,081,227,000 (being part of the amount standing to the credit of share premium account of the Company) be capitalised in accordance with Article 140 of the Company’s Articles of Association and that the same be applied in making payment in full at par of 416,245,400 shares of HK$5 each in the capital of the Company, such shares to be distributed as fully-paid among the persons registered as holders of the 2,081,227,000 fully-paid issued shares of the Company on 23 April 2001, as far as practicable, in the proportion of one share for every five shares of the said capital held by such persons respectively, such fully-paid shares not to rank for the final dividend and the special centenary dividend to be declared payable in respect of the year ended 31 December 2000, but in all other respects to rank pari passu with the existing shares of the Company, and that no fractional shares be issued but that shares representing fractions be disposed of for the benefit of the Company.”

(7)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue as enlarged by the issue of shares pursuant to the capitalisation issue referred to in Resolution (6) above and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:-

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(8)	“That

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue as enlarged by the issue of shares pursuant to the capitalisation issue referred to in Resolution (6) above.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:-

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(9)	“That, conditional upon the passing of Resolutions (7) and (8) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (8) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (7).”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32 OF THE REVISED EDITION, 1984)

CLP Holdings Limited

Ordinary Resolutions, passed on 17 April 2000

At the Annual General Meeting of CLP Holdings Limited (“the Company”), duly convened and held at the Peninsula Hotel, Salisbury Road, Kowloon, Hong Kong on Monday, 17 April 2000, the following Resolutions (5), (6) and (7) were duly passed:-

(5)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:-

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(6)	“That:

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:-

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(7)	“That, conditional upon the passing of Resolutions (5) and (6) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (6) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (5).”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman

No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32)

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

OF

CLP HOLDINGS LIMITED

At an EXTRAORDINARY GENERAL MEETING of the Company duly convened and held at The Peninsula Hotel, Salisbury Road, Kowloon, Hong Kong on Friday, 8 October 1999 at 11:00 a.m. the following resolutions were duly passed as special resolutions:

SPECIAL RESOLUTIONS

(1)	“THAT:

(a)	the terms of the draft agreement (the “Agreement”) proposed to be entered into between the Company and CITIC Pacific Limited (“CITIC Pacific”) (a copy of which is produced to the meeting marked “A” and signed by the chairman of the meeting for the purpose of identification) pursuant to which CITIC Pacific will sell, or procure the sale, to the Company of 367,275,500 fully paid shares of HK$5.00 each (the “Shares”) in the share capital of the Company (the “Share Repurchase”) at a price of HK$34.80 per Share be and is hereby approved and, accordingly, that a sum of up to HK$12,781,187,400 be applied from the distributable profits of the Company to satisfy the Share Repurchase; and

(b)	any one director of the Company be and is hereby authorised to execute the Agreement on behalf of the Company and to do all such acts and things as he considers necessary or expedient to give effect to the Agreement and the Share Repurchase.”

(2)	“THAT the Articles of Association of the Company be amended in the following respects:-

(a)	by deleting the existing Article 118 and substituting therefor the following new Article 118:-

“118. The Board may from time to time elect a Chairman and up to two Vice Chairmen of the Board and determine the period for which they are respectively to hold office. The Chairman so elected, or in his absence the Vice Chairman appointed by the Chairman to act in his stead, or in the absence of such Vice Chairman, the other Vice Chairman (if any), shall preside at all meetings of the Board, but if no such Chairman or Vice Chairman be elected, or if at any meeting the Chairman, or any Vice Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to act as Chairman of such meeting.”; and

(b)	by deleting the existing Article 66 and substituting therefor the following new Article 66:-

“66. The Chairman of the Board, or in his absence the Vice Chairman appointed by the Chairman to act in his stead, or in the absence of such Vice Chairman, the other Vice Chairman (if any), shall preside as Chairman at every General Meeting, but if there is no such Chairman or Vice Chairman, or if none of them is present within fifteen minutes after the time appointed for holding the meeting or if none of them shall be willing to act as Chairman, the Directors present shall choose one of their number to act as Chairman of such meeting, and if there be no Director chosen who shall be willing to act, the members present in person and entitled to vote shall choose one of their own number to act as Chairman at such meeting.” ”

(Sgd.) The Hon. Michael D. Kadoorie

Chairman of the Meeting

Company No. 627771

THE COMPANIES ORDINANCE

(CHAPTER 32 OF THE REVISED EDITION, 1984)

CLP Holdings Limited

Ordinary Resolutions, passed on 25th January 1999

At the first Annual General Meeting of CLP Holdings Limited (“the Company”), duly convened and held at the Peninsula Hotel, Salisbury Road, Kowloon, Hong Kong on Monday, 25th January 1999, the following Resolutions (5), (6) and (7) were duly passed:-

(5)	“That:

(a)	subject to paragraph (c), a general mandate be and is hereby unconditionally granted to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(b)	the mandate in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(c)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the mandate in paragraph (a), otherwise than pursuant to (i) Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution and the said mandate shall be limited accordingly;

(d)	for the purpose of this Resolution:-

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:-

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong).”

(6)	“That

(a)	a general mandate be and is hereby unconditionally given to the Directors of the Company to exercise during the Relevant Period all the powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed ten per cent of the aggregate nominal amount of the share capital of the Company in issue at the date of this Resolution.

(b)	for the purpose of this Resolution:-

“Relevant Period” means the period from the passing of this Resolution until whichever is the earlier of:-

(i)	the conclusion of the next Annual General Meeting of the Company;

(ii)	the expiration of the period within the next Annual General Meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the Shareholders in general meeting.”

(7)	“That, conditional upon the passing of Resolutions (5) and (6) set out in the Notice convening this Meeting, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution (6) shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution (5).”

(Sgd.) The Hon. Michael D. Kadoorie
Chairman

Company No 627771

CLP HOLDINGS LIMITED

EXTRACTS OF WRITTEN RESOLUTIONS of all the members of the Company pursuant to Section 116B of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong)

The following resolutions were passed by way of written resolution of all the members of the Company on 23rd December 1997, Resolution No. 2 was passed as a Special Resolution and Resolutions 1, 3, 4 and 5 were passed as Ordinary Resolutions:-

1	INCREASE IN AUTHORISED SHARE CAPITAL

“THAT, subject to and upon the scheme of arrangement dated 21st November 1997 between China Light & Power Company, Limited and the holders of its shares of HK$5.00 each becoming effective, the authorised share capital of the Company be and is hereby increased from HK$50,000 divided into 10,000 shares of HK$5.00 each to HK$15,000,000,000 divided into 3,000,000,000 shares of HK$5.00 each by the creation of an additional 2,999,990,000 new shares of HK$5.00 each ranking pari passu in all respects with the existing issued and unissued shares of the Company.”

2	REDUCTION OF SHARE PREMIUM ACCOUNT

“THAT, subject to a scheme of arrangement dated 21st November, 1997 (“Scheme”) between China Light & Power Company, Limited (“CLP”) and the holders of its shares of HK$5.00 each, pursuant to which CLP will become a wholly-owned subsidiary of the Company, becoming effective, the share premium account standing in the books of account of the Company following the effective date of the Scheme be reduced to an amount of HK$13,708,000,000 less an amount equal to the expenses of the Scheme and other preliminary expenses of the Company (as certified by any Director or the Secretary of the Company prior to the date on which the petition seeking confirmation of this reduction of share premium account is due to be heard by the High Court of Hong Kong) and that the amount becoming available on such reduction of share premium account becoming effective be applied as follows:-

(A)	to eliminate goodwill on consolidation by writing down the investment of the Company in CLP so that it is, so far as possible, equal to the book value of the consolidated net assets of CLP as at the effective date of the Scheme;

(B)	to write off the expenses of the Scheme and other preliminary expenses; and

(C)	to make available the balance as distributable reserves of the Company.”

3	MANDATE NO.1

“THAT, subject to and upon the scheme of arrangement dated 21st November 1997 (“Scheme”) between China Light & Power Company, Limited and the holders of its shares of HK$5.00 each becoming effective:-

(A)	subject to paragraph (C), a general mandate be and is hereby unconditionally granted to the Directors to exercise during the Relevant Period all the powers of the Company to allot, issue and dispose of additional shares in the Company and to make or grant offers, agreements, options or warrants which would or might require the exercise of such powers;

(B)	the mandate in paragraph (A) shall authorise the Directors during the Relevant Period to make or grant offers, agreements and options which would or might require the exercise of such powers after the end of the Relevant Period;

(C)	the aggregate nominal value of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors pursuant to the mandate in paragraph (A), otherwise than pursuant to (i) a Rights Issue, or (ii) any option scheme or similar arrangement for the time being adopted for the grant or issue to the officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company, or (iii) any scrip dividend or similar arrangement pursuant to the Articles of Association of the Company from time to time, shall not exceed 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue immediately following the allotment and issue of the shares of the Company pursuant to the Scheme and the said mandate shall be limited accordingly;

(D)	for the purpose of this Resolution:-

“Relevant Period” means the period from the date upon which the Scheme becomes effective until whichever is the earlier of:-

(i)	the conclusion of the next annual general meeting of the Company;

(ii)	the expiration of the period within which the next annual general meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the shareholders of the Company in general meeting.

“Rights Issue” means an offer of shares open for a period fixed by the Directors to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of, any recognised regulatory body or any stock exchange in, or in any territory outside, Hong Kong).”

4	MANDATE NO.2

“THAT, subject to and upon the scheme of arrangement dated 21st November 1997 (“Scheme”) between China Light & Power Company, Limited and the holders of its shares of HK$5.00 each becoming effective:-

(A)	a general mandate be and is hereby unconditionally granted to the Directors to exercise during the Relevant Period all powers of the Company to purchase or otherwise acquire shares of HK$5.00 each in the capital of the Company in accordance with all applicable laws and the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, provided that the aggregate nominal amount of shares so purchased or otherwise acquired shall not exceed 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue immediately following the completion of the allotment and issue of the shares of the Company pursuant to the Scheme.

(B)	for the purpose of this Resolution:-

“Relevant Period” means the period from the date upon which the Scheme becomes effective until whichever is the earlier of:-

(i)	the conclusion of the next annual general meeting of the Company;

(ii)	the expiration of the period within which the next annual general meeting of the Company is required by law to be held; and

(iii)	the date on which the authority set out in this Resolution is revoked or varied by an ordinary resolution of the shareholders of the Company in general meeting.”

5	MANDATE NO.3

“THAT, conditional upon the passing of Resolutions nos. 3 and 4 as set out above, the aggregate nominal amount of the shares which are purchased or otherwise acquired by the Company pursuant to Resolution no. 4 shall be added to the aggregate nominal amount of the shares which may be issued pursuant to Resolution no. 3.”

(Sd.) P. W. Greenwood
Company Secretary
Date: 2nd January 1998

CLP HOLDINGS LIMITED

WRITTEN RESOLUTIONS of all the members of the Company pursuant to Article 83 of the Articles of Association of the Company

We, being all the members of the above-mentioned Company, DO HEREBY RESOLVE:-

1	ADOPTION OF NEW ARTICLES OF ASSOCIATION

THAT the Articles of Association of the Company be and are hereby revoked and that the new Articles of Association (a draft of which marked “A” is annexed hereto and has been signed on behalf of the Company for the purpose of identification) be approved and adopted as the Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association.

2	CONVERSION INTO PUBLIC COMPANY

THAT, subject to and upon the passing of Resolution 1 as set out above, the Company be and is hereby converted into a public company and that the Directors take all such steps as may be necessary for the carrying into effect of such conversion.

These resolutions may be in the form of counterparts, each counterpart being signed by one or more members and certified in advance by the Company Secretary to contain the correct version of the proposed resolutions.

for and on behalf of		for and on behalf of
LIMATOR NOMINEES LIMITED		SHL SERVICES LIMITED

By:	(Sd.) Michael H. Hoddinott	By:	(Sd.) John S. Gale
	Director		Director

For and on behalf of		For and on behalf of
LIMATOR NOMINEES LIMITED		SHL SERVICES LIMITED

DATED: 12th December 1997

No. 627771

[COPY]

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

--------------- * * * ---------------

I hereby certify that

CLP HOLDINGS LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 24 October 1997.

(Sd.) H. Chang
MISS H. CHANG
for Registrar of Companies
Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

CLP HOLDINGS LIMITED

1.	The name of the Company is “CLP HOLDINGS LIMITED ”.

2.	The registered office of the Company shall be situate in the Hong Kong Special Administrative Region of the People’s Republic of China.

3.	The Company has the capacity and the rights, powers and privileges of a natural person.

4.	The liability of the members is limited.

5.	The share capital of the Company is HK$50,000.00 divided into 10,000 shares of HK$5.00 each.

N.B. -	The capital has been increased as follows:-

By a written resolution passed on 23rd December 1997, the Authorised Capital was increased from HK$50,000 to HK$15,000,000,000 by the creation of 2,999,990,000 shares of HK$5.00 each.

WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by each Subscriber (In Words)
For and on behalf of SHL SERVICES LIMITED	One

(Sd.) J.S. Gale, Director 1802 Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong Limited Company

For and on behalf of LIMATOR NOMINEES LIMITED	One

(Sd.) Phyllis Chang, Director 1802 Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong Limited Company
Total Number of Shares Taken	Two

Dated this 8th day of October, 1997.

WITNESS to the above signatures:-

(Sd.) Lau Pok Hoi
Solicitor
18th Floor, Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

Company Limited by Shares

ARTICLES OF ASSOCIATION

(As adopted by Special Resolution passed on 12th December 1997)

OF

CLP HOLDINGS LIMITED

Preliminary

1.	The Regulations contained or incorporated in Table A in the First Schedule to the Companies Ordinance (Chapter 32) shall not apply to the Company.

2.	The marginal notes hereto shall not affect the construction hereof. In these Articles the words and expressions set out in the first column below shall, if not inconsistent with the subject or context, bear the meanings set opposite to them respectively:-

“Articles”	These Articles of Association as originally adopted or as from time to time altered by Special Resolution.

“Board”	The Board of Directors of the Company or the Directors present at a meeting of the Directors at which a quorum is present.

*“Electronic Communication”	A communication sent by electronic transmission in any form through any medium.

*“Entitled Person”	An “entitled person” as defined under section 2(1) of the Companies Ordinance.

“Gazette”	The Government of the Hong Kong Special Administrative Region Gazette.

“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China.

“Listing Rules”	The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited as amended from time to time.

“Office”	The registered office for the time being of the Company.

“Register”	The register of members of the Company.

*“Relevant Financial Documents”	The “relevant financial documents” as defined under section 2(1) of the Companies Ordinance.

“Seal”	The Common Seal of the Company.

“Securities Seal”	An official seal kept by the Company by virtue of Section 73A of the Companies Ordinance (Chapter 32).

*	As added by Special Resolution passed on 5 May 2003.

“Statutes”	The Companies Ordinance (Chapter 32) and every other Ordinance from time to time in force concerning companies in so far as the same apply to the Company.

“Stock Exchange”	The Stock Exchange of Hong Kong Limited or such other exchange in Hong Kong on which any share capital of the Company is listed at the relevant time.

*“Summary Financial Report”	The “summary financial report” as defined under section 2(1) of the Companies Ordinance.

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“dividend” shall include bonus;

*“in writing” and “written” shall include printing, lithograph, xerography, photography or other modes of representing or reproducing words in a permanent visible form or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, any visible substitute for writing (including an Electronic Communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form.

“month” means a Calendar month;

“paid up” shall include credited as paid up;

Words importing the singular number only shall include the plural number and vice versa;

Words importing the masculine gender only shall include the feminine gender;

Words importing persons shall include corporations; and

The expression “Secretary” shall (subject to the provisions of the Statutes) include an Assistant or Deputy Secretary, and any person appointed by the Board to perform any of the duties of the Secretary.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision in these Articles.

*References to a document being executed include references to its being executed under hand or under seal or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, by electronic signature or by any other method. References to a document or notice, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, include references to any information in visible form whether having physical substance or not.

3.	Subject to the provisions of the last preceding Article any words or expressions defined in the Statutes in force at the date when these Articles or any part thereof are adopted shall, if not inconsistent with the subject or context, bear the same meanings respectively in these Articles.

Shares

4. (A)	Subject to the Statutes and any applicable rules, codes and regulations including, whilst any part of the share capital of the Company is listed on a stock exchange in Hong Kong, the applicable rules, codes and regulations of such stock exchange and/or of any relevant regulatory body, the Company may purchase or otherwise acquire its shares, including any redeemable shares. Without prejudice to the generality of the foregoing, such purchase or other acquisition of shares may be made otherwise than out of the Company’s distributable profits or the proceeds of a fresh issue of shares in order to:-

(i)	settle or compromise a debt or claim;

*	As added and amended by Special Resolution passed on 5 May 2003.

(ii)	eliminate a fractional share or fractional entitlement or an odd lot of shares;

(iii)	fulfil an agreement in which the Company has an option or is obliged to purchase shares under an employee share scheme previously approved by the Company in General Meeting; or

(iv)	comply with an order of the court.

Subject as aforesaid, such powers shall be exercisable by the Board upon such terms and subject to such conditions as they think fit.

(B)	for the purpose of this Article “shares” shall mean shares of all classes and securities which carry a right to subscribe or purchase, or are otherwise convertible into, shares of the Company and an “odd lot of shares” shall mean a number of shares less than the usual number authorised for trading on a stock exchange in Hong Kong.

5.	Without prejudice to any rights or privileges for the time being conferred on the holders of any existing shares or class of shares, any share in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may from time to time by Ordinary Resolution determine (or in the absence of any such determination or in so far as the same may not make specific provision, as the Board may determine). Any share may be issued on the terms that it is, or at the option of the Company or the holder thereof is to be liable, to be redeemed on such terms and in such manner as the Company may in accordance with the provisions of the Statutes prescribe Provided that, where power is reserved to purchase for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as determined from time to time by the Company in General Meeting and, if purchases are by tender, tenders shall be available to all shareholders alike.

6.	The Company may by Ordinary Resolution before the issue of any new shares, determine that the same or any of them shall be offered, in the first instance and either at par or at a premium, to all the then members or to any class thereof for the time being in proportion (as nearly as circumstances admit) to the number of shares or shares of the class held by them respectively, or make any other provisions as to the issue of the new shares, but in default of any such determination or so far as the same shall not extend, the new shares may be dealt with as if they formed part of the capital of the Company as at the date of the adoption of these Articles as the Articles of Association of the Company, and shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer, transmission, forfeiture, lien and otherwise.

7.	Subject to the provisions of the Statutes relating to authority to allot, pre-emption rights and otherwise, these Articles and any resolution of the Company relating thereto, the whole of the shares of the Company for the time being unissued shall be under the control of the Board, who may allot or otherwise dispose of the same to such persons, at such times and on such terms and conditions as the Board may determine, with full power to give to any person the option over any share for such time and for such consideration as the Board think fit, but so that no share shall be issued at a discount except as permitted by the Statutes.

8.	In addition to all other powers of paying commissions, the Company (or the Board on behalf of the Company) may exercise any powers conferred by the Statutes of applying its shares or capital moneys in paying commissions to persons subscribing or procuring subscriptions for shares of the Company, or agreeing so to do, whether absolutely or conditionally Provided that the rate per cent., or the amount of the commission paid or agreed to be paid, shall be disclosed in the manner required by the Statutes and shall not exceed 10 per cent. of the price at which the shares in respect whereof the commission is paid are issued or an amount equivalent thereto. The Company (or the Board on behalf of the Company) may also on any issue of shares pay such brokerage as may be lawful.

9.	In the case of shares offered to the public for subscription the amount payable on application on each share shall not be less than 5 per cent. of the nominal amount of the share.

10.	The Company shall duly observe and comply with the provisions of the Statutes applicable to any allotment of its shares.

11.	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and the Company shall not be bound by or recognise any trust or any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles otherwise expressly provided or as required by law) any other right in respect of any share except the absolute right of the registered holder to the entirety thereof.

Certificates

12. (A)	The Company shall within one month after the allotment of any of its shares or debentures and within ten business days (or such other period of time as the Stock Exchange may from time to time specify in the Listing Rules) after lodgement with the Company of any duly stamped and valid transfer of any of its shares or debentures, complete and have ready for delivery the certificates for the shares or the debentures so allotted or transferred, unless the conditions of issue of the shares or debentures otherwise provide.

(B)	Every certificate for shares or debentures shall be issued under the Seal or under the Securities Seal and, subject as hereinafter provided, shall bear the autographic signatures of two Directors or of one Director and the Secretary Provided that the Board may by resolution determine that such signatures or either of them shall be dispensed with or shall be affixed by some method or system of mechanical signature.

(C)	Certificates for shares or debentures registered in a branch Register in a place for use in which the Company has an Official Seal may be issued under such Official Seal in which event the certificates need not be signed or authenticated except as required by the Statutes.

13. (A)	Every member shall be entitled to one or several certificates for all his shares of each class upon payment of such fee or fees as the Board shall determine provided that such fee or fees shall not exceed the maximum fees prescribed by the Stock Exchange from time to time in the Listing Rules. In the case of any share registered in the names of two or more persons the Company shall not be bound to issue more than one certificate in respect thereof to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Where a member transfers part of the shares to which any certificate relates he shall be entitled to a certificate for the balance thereof upon payment of a fee not exceeding the maximum fee prescribed by the Stock Exchange from time to time in the Listing Rules. Every certificate shall (subject where permitted by the Statutes to any resolution of the Board to the contrary) specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon and, where the share capital of the Company is divided into different classes of shares, shall contain such words and/or statement as are required by the Statutes.

(B)	The Company shall provide standard and bulk securities registration services and a certificate replacement service as prescribed in the provisions regarding Trading and Settlement in Part A of Appendix 7 of the Listing Rules, in each case at such fees payable to the Company for such registration and/or replacement services as the Board shall determine provided that such fees shall not exceed the maximum fees prescribed by the Stock Exchange from time to time in the Listing Rules.

14.	If at any time all the issued shares of the Company, or all the issued shares of a particular class, are fully paid up and rank pari passu for all purposes, none of those shares shall thereafter (subject to a resolution of the Board to the contrary) have a distinguishing number so long as it remains fully paid up and ranks pari passu for all purposes with all the shares of the same class for the time being issued and fully paid up.

15.	If any certificate shall be worn out, destroyed or lost, it may be replaced upon payment of such fee, if any, not exceeding the maximum fees prescribed by the Stock Exchange from time to time in the Listing Rules together with the amount of any other costs and expenses which the Company has incurred in connection therewith, and on such evidence being produced as the Board shall require, and in the case of wearing out on delivering up of the old certificate, and in the case of destruction or loss on execution of such indemnity (if any) as the Board shall require.

Variation of Rights

16. (A)	Subject to the Statutes, the special rights attached to any class of shares for the time being forming part of the capital of the Company may be varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up, with the consent in writing of the holders of three-fourths in nominal value of the issued shares of the class, or with the sanction of a Special Resolution passed at a separate meeting of holders of the shares of the class. To every such separate meeting all the provisions of these Articles relating to General Meetings of the Company or the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal value of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present one person holding shares of the class or his proxy shall be a quorum), and that every holder of shares of the class present in person or by proxy shall, on a poll, have one vote in respect of every share of the class held by him and shall be entitled to demand a poll.

(B)	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Calls on Shares

17.	The Board may from time to time make such calls as the Board may think fit upon the members in respect of the amounts unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times Provided that fourteen clear days’ notice at least shall be given of each call, and that no call shall exceed one-fourth of the nominal amount of the share in respect of which it is made, or be payable within one month from the date fixed for payment of the last preceding call.

18.	Any call may be made payable either in one sum or by instalments, and each member upon whom a call is made shall be liable to pay the amount of the call to the person and at the time or times and place appointed by the Board. A call may be revoked or the time fixed for its payment may be postponed by the Board.

19.	Notice of the persons appointed to receive payment of every call and of the times and places appointed for payment shall be given to members by notice to be inserted once in the Gazette and in one of the local newspapers of Hong Kong.

20.	A copy of the notice referred to in the last preceding Article shall be sent to members in the manner in which notices may be sent to the members of the Company as hereinafter provided.

21.	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

22.	Joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof.

23.	The Board may make arrangements on the issue of shares for a difference between the allottees or holders of such shares in the amount of calls to be paid and the time of payment of such calls.

24.	Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium, shall for all purposes of these Articles, be deemed to be a call duly made and payable on such fixed date, and in case of non-payment all the provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum were a call duly made and notified.

25.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at the rate of 12 per cent. per annum, or at such other rate of interest as the Directors may from time to time determine; the Directors, however, shall be at liberty to waive payment of such interest wholly or in part.

26.	The Board may, if they think fit, receive from any member willing to advance the same all or any part of the moneys payable in respect of any shares held by him beyond the amount of the calls actually made thereon; and upon the moneys so advanced, or so much thereof as shall from time to time exceed the amount of the calls due upon such shares, the Company may pay interest at such rate not exceeding 5 per cent. per annum as the member and the Board shall agree upon, but no part of such moneys shall be included or taken into account in ascertaining the amount of the dividend payable upon the shares in respect of which such advance has been made.

Forfeiture of Shares

27.	If any member fails to pay the whole or any part of any call on or before the day appointed for the payment thereof the Board may at any time thereafter during such time as the call, or any part thereof, remains unpaid, serve a notice on him requiring him to pay such call or such part thereof as remains unpaid, together with any interest which may have accrued and all expenses incurred by the Company as a result of the non-payment.

28.	The notice shall name a further day not being less than fourteen clear days from the date of service of the notice on or before which and the place where the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

29.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls, interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all distributions attributable to the shares being forfeited and not actually made before the forfeiture.

30.	A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board think fit.

31.	The Company may receive the consideration, if any, given for the share on any sale, re-allotment or disposition thereof and the Board may authorise some person to execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of and the latter person shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase consideration (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

32.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

33.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Lien

34.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether immediately payable or not, called or payable at a fixed time in respect of such share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest in any person other than such member and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien (if any) on a share shall extend to all distributions of money and other assets attributable to it. The Board may resolve that any share shall for some specified period be wholly or in part exempt from the provisions of this Article. Unless otherwise agreed, the registration of a transfer of any share shall operate as a waiver of the Company’s lien (if any) on such share.

35.	The Company may sell, in such manner as the Board think fit, any share on which the Company has a lien, but no sale shall be made unless and until a sum in respect of which the lien exists is immediately payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of such sum, and giving notice of intention to sell in default, has been given to the holder for the time being of the share or to the person entitled to the share by reason of his death or bankruptcy.

36.	The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of any sum immediately payable in respect whereof the lien exists, and any residue shall (subject to a like lien for such debts or liabilities in respect of moneys not immediately payable as existed on the share prior to the sale) be paid to the person entitled to the share immediately prior to the sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share so transferred and shall not be bound to see to the application of the purchase consideration, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Transfer of Shares

37.	Shares in the Company shall be transferred by instrument of transfer in any usual or common form, or in such other form as shall be approved by the Board. The instrument of transfer of a share (which need not be under seal) shall be executed by or on behalf of the transferor and the transferee in such manner and/or by such means as the Board may from time to time (whether generally or in any particular case) approve, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

38.	The Board may in their discretion, and without assigning any reason therefor, decline to register any transfer of any share, which is not fully paid up.

39. (A)	The Board may also decline to recognise any instrument of transfer unless:-

(i)	the instrument of transfer duly stamped is deposited at the Office or such other place as the Board may appoint, accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares; and

(iii)	the instrument of transfer is in favour of not more than four joint holders.

(B)	If the Board decline to register a transfer of any share, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and the transferee notice of the refusal.

40.	The Company shall not charge any fee of more than the maximum fee prescribed by the Stock Exchange from time to time in the Listing Rules in respect of the registration of any transfer, probate, letters of administration, certificate of marriage or death, power of attorney, stop notice, order of court or other document relating to or affecting the title to any share.

41.	The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, and either generally or in respect of any class of shares, provided always that such registration shall not be suspended for more than thirty days in any calendar year.

42.	All instruments of transfer which are registered may be retained by the Company. The Company shall be entitled to destroy all instruments of transfer of shares and all documents on the faith of which entries have been made in the Register at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of name or address at any time after the expiration of two years from the date of the recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation and it shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed as a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided that:-

(i)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(iii)	references herein to the destruction of any document include references to the disposal thereof in any manner.

Transmission of Shares

43.	Nothing in these Articles contained shall preclude the Board from recognising renunciation of any share by the allottee thereof in favour of some other person.

44.	In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in any share; but nothing contained in this Article shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with any other person.

45.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may, upon such evidence of his title being produced as may from time to time be required by the Board (but subject to the provisions hereinafter contained), elect either to be registered himself as a member in respect of the share or to have some person nominated by him registered as transferee thereof.

46.	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing a transfer of the share to that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

47.	A person entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to receive and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at any meeting, or, save as aforesaid, to exercise any of the rights and privileges of a member, unless and until he shall have become a member in respect of the share Provided that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Stock

48.	The Company may from time to time by Ordinary Resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination. If and whenever any unissued shares of any class in the capital of the Company for the time being shall have been issued and be fully paid and at that time the shares of that class previously issued stand converted into stock such further shares upon being fully paid and ranking pari passu in all respects with the shares representing such stock shall ipso facto be converted into stock transferable in the same units as the existing stock of that class.

49.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances will permit Provided that the Board may from time to time, if they think fit, fix the minimum amount of stock transferable, and direct that fractions of a Hong Kong dollar or of any other sum shall not be dealt with, with power, nevertheless, at their discretion, to waive such stipulations in any particular case and Provided further that the minimum amount of stock transferable shall not exceed the nominal amount of the shares from which the stock arose.

50.	The stock shall confer on the holders thereof respectively the same privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings of the Company, and other matters as would have been conferred by the shares from which the stock arose, but so that none of such privileges or advantages ( except participation in dividends and profits of the Company and in assets on a winding up ) shall be conferred by an amount of the stock which would not, if existing in shares, have conferred such privileges or advantages.

51.	All such provisions of these Articles as are applicable to paid up shares shall apply to stock and in all such provisions the words “share” and “shareholder” or “member” shall include respectively “stock” and “stockholder”.

Alteration of Capital

52.	The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

53.	The Company may by Ordinary Resolution:-

(A)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares; upon any consolidation of fully paid up shares into shares of a larger amount, the Board may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any members shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed shall stand authorised to transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned. The net proceeds of such sale shall be distributed among the members who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interests;

(B)	sub-divide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association (subject nevertheless to the Statutes) and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares may have such preferred, deferred or other special rights or be subject to any such restrictions, compared with the other share or shares, as the Company has power to attach to new shares; or

(C)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

and may also by Special Resolution:-

(D)	reduce its share capital and any capital redemption reserve fund and any share premium account in any manner authorised by the Statutes.

General Meetings

54.	Except as provided by the Statutes the Company shall in each year hold a General Meeting as its Annual General Meeting in accordance with the requirements of the Statutes.

55.	Any General Meeting other than Annual General Meeting shall be called an Extraordinary General Meeting.

56.	All General Meetings whether Annual or Extraordinary shall be held at such time and place as the Board may determine.

57.	The Board may, whenever they think fit, convene an Extraordinary General Meeting, and an Extraordinary General Meeting shall also be convened upon any requisition made in accordance with the Statutes, or in default may be convened by such requisitionists as thereby provided. Any meeting convened by requisitionists as aforesaid shall be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by the Board.

58.	In the case of an Annual General Meeting or any General Meeting convened for the purpose of passing a Special Resolution, twenty-one clear days’ notice at the least, and in any other case fourteen clear days’ notice at the least, shall be given to all the members and to the Auditors for the time being of the Company. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business and such notice shall be given in manner hereinafter mentioned. Every notice of an Annual General Meeting shall specify the meeting as such and every notice of a General Meeting convened for passing a Special Resolution shall state the intention to propose such Resolution as a Special Resolution.

59.	In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him, and that a proxy need not also be a member. A proxy so appointed shall also have the same right as the member to speak at the meeting.

60.	Subject to the provisions of the Statutes, it shall be the duty of the Company, on the requisition in writing of such number of members as is specified in the Statutes and (unless the Company otherwise resolves) at the expense of the requisitionists:-

(a)	to give to members entitled to receive notice of the next Annual General Meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting; and

(b)	to circulate to members entitled to have notice of any General Meeting sent to them any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Notice of any such resolution shall be given, and any such statement shall be circulated, to members of the Company entitled to have notice of the meeting sent to them, and notice of any such resolution shall be given to any other member of the Company by giving notice of the general effect of the resolution in accordance with the provisions of the Statutes.

61.	The accidental omission to give notice of any meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate any resolution passed or proceedings at any such meeting.

Proceedings at General Meetings

62.	All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all business that is transacted at an Annual General Meeting, with the exception of the receipt and consideration of the profit and loss account, the balance sheet and group accounts (if any) of the Company and the reports of the Board and Auditors and other documents required to be annexed to the balance sheet, the declaration of dividends, the election of Directors and other officers in the place of those retiring and the appointment of, and the fixing of the remuneration of, the Auditors.

63.	When by any provision contained in the Statutes special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty-eight clear days (or such shorter period as the Statutes may allow) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Statutes.

64.	Save as in these Articles otherwise provided, ten members present in person and entitled to vote shall be a quorum. No business shall be transacted at any General Meeting unless a quorum is present.

65.	If within half an hour after the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of members, shall be dissolved. If otherwise convened it shall stand adjourned to the same day in the next week (or if that day be a public holiday, then to the next business day following such public holiday), at the same time and place or to such other day and at such other time and place as the Board may determine and no notice of such adjournment need be given and at such adjourned meeting the members present (whether in person or by proxy), not being less than two, shall be a quorum.

#66.	The Chairman of the Board, or in his absence the Vice Chairman appointed by the Chairman to act in his stead, or in the absence of such Vice Chairman, the other Vice Chairman (if any), shall preside as Chairman at every General Meeting, but if there is no such Chairman or Vice Chairman, or if none of them is present within fifteen minutes after the time appointed for holding the meeting or if none of them shall be willing to act as Chairman, the Directors present shall choose one of their number to act as Chairman of such meeting, and if there be no Director chosen who shall be willing to act, the members present in person and entitled to vote shall choose one of their own number to act as Chairman at such meeting.

❖67.	The Chairman may, with the consent of the meeting or under the power set out in Article 67C, adjourn a meeting from time to time or sine die and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned sine die, the Board shall fix the time and place for the adjourned meeting. When a meeting is adjourned for 30 days or more or sine die, seven clear days’ notice at the least of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

❖(A)	The Board may instruct persons entitled to attend a meeting to do so by simultaneous attendance and participation at a satellite meeting place, overflow room or overflow venue at such place or places in Hong Kong as the Board may determine, and the members present or by proxy at satellite meeting places, overflow rooms or overflow venues shall be counted in the quorum for and entitled to vote at the meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at all the meeting places are able to participate in the business for which the meeting has been convened. The Chairman of the meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

❖(B)	The Board and, at any meeting, the Chairman of the meeting may from time to time make such arrangements for managing attendance at any place or places at which the meeting will take place (whether involving the issue of tickets or some other means of identification, seat reservation or otherwise) as it shall in its absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a member who, pursuant to such arrangements, is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place or places shall be subject to any such arrangement as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

❖(C)	If it appears to the Chairman of a meeting that:

(a)	the facilities at the principal meeting or any satellite meeting, overflow room or overflow venue meeting place have become inadequate; or

(b)	it is not possible to ascertain the view of those present; or

(c)	there is no quorum; or

#	As amended by Special Resolution passed on 8 October 1999.
❖	As added and amended by Special Resolution passed on 25 April 2006.

(d)	there is violence or the threat of violence occurring at the meeting;

then the Chairman may, without the consent of the meeting, interrupt or adjourn the meeting. All business conducted at the meeting up to the time of such adjournment shall be valid.

❖(D)	For the purposes of this Article 67, the right of a member to participate in the business of any meeting shall include the right to speak, to vote on a show of hands or poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

❖(E)	The Board and, at any general meeting, the Chairman of the meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security and orderly conduct of a meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. Members shall also comply with all requirements or restrictions imposed by the owner of the premises at which the meeting is held. A person who refuses to comply with any such arrangements, requirements or restrictions may be refused entry to the meeting.

❖(F)	If, after the sending of notice of a meeting but before the meeting is held, or after the adjournment of a meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors, in their absolute discretion, consider that it is impracticable or unreasonable for any reason to hold a general meeting on the date or at the time and place specified in the notice calling the meeting, it may change or postpone the meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given by one of the means specified in Article 148. Notice of the business to be transacted at such postponed meeting shall not be required.

❖(G)	At a meeting, in the case of a resolution duly proposed as a special resolution, no amendment thereto (other than an amendment to correct a patent error) may be considered.

❖(H)	At a meeting, in the case of a resolution duly proposed as an ordinary resolution, no proposal of nor amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office of the Chairman or in the Chairman’s absolute discretion he decides that it may be considered or voted upon.

❖(I)	If at a meeting an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

❖(J)	The Chairman may, for the purpose of promoting the orderly conduct of the business of the meeting, impose any rules including, without limitation, on the number, frequency, time allowed and point at which questions may be raised at a meeting and any member who fails to abide by such rules may be asked to desist by the Chairman and if he persists asked to leave.

❖(K)	The Chairman shall at a meeting take any such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the Chairman’s decisions on matters of procedure or arising incidentally from the business of the meeting (including ordering the exclusion or expulsion of any member or other person who, by his presence or conduct, the Chairman considers to be an impediment to the orderly conduct of the business of the meeting) shall be final as shall be his determination as to whether any matter is of such nature.

68.	Every question submitted to a General Meeting shall be determined in the first instance by a show of hands of the members present in person, but a poll may be demanded (before or upon the declaration of the result of the show of hands) by the Chairman or by:-

(i)	not less than five members present in person or by proxy having the right to vote at the meeting; or

❖	As added and amended by Special Resolution passed on 25 April 2006.

(ii)	a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iii)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is duly demanded in accordance with the foregoing provisions a declaration by the Chairman that a resolution has been carried or lost or has or has not been carried by any particular majority, and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number, proportion or validity of the votes recorded in favour of or against such resolution.

69.	If:-

(i)	any objection is raised to the qualification of any voter; or

(ii)	any votes are counted which ought not to have been counted or which might have been rejected; or

(iii)	any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

70.	If a poll is duly demanded it shall be taken in such manner as the Chairman may direct (including the use of ballot or voting papers or tickets) and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman may appoint scrutineers for the purposes of a poll, and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of a poll.

71.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken at once. A poll demanded on any other question shall be taken either at once or at such time and place as the Chairman directs not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded. No notice need be given of a poll not taken immediately.

72.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

73.	The demand for a poll may be withdrawn.

74.	In case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, as the case may be, shall have a second or casting vote.

Voting

75.	Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every member who (being an individual) is present in person or (being a corporation) is represented by proxy or in accordance with the Statutes shall have one vote and on a poll every member present in person or by proxy or (being a corporation) is represented by proxy or in accordance with the Statutes shall have one vote for every share held by him.

76. (A)	Any corporation which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

§(B)	Without prejudice and in addition to the foregoing, where that member is a recognised clearing house within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), it may authorise such person or persons as it thinks fit to act as its representative (or representatives) at any members’ general meeting or any meeting of any class of members provided that, if more than one person is so authorised, the authorisation must specify the number and class of shares in respect of which each such person is so authorised. The person so authorised will be entitled to exercise the same power on behalf of the recognised clearing house as that clearing house (or its nominees) could exercise if it were an individual member of the Company.

§(C)	Where any member, under the Listing Rules, is required to abstain from voting on any particular resolution or is restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

77.	Where there are joint holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto Provided that if more than one of such joint holders be present at any meeting personally or by proxy, the person whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof.

78.	A member of unsound mind, or who is a patient for the purposes of any legislation relating to mental health, or in respect of whom an order has been made by any court (whether in Hong Kong or elsewhere) having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll by his committee, receiver, curator bonis, or other person in the like nature appointed by such court, who may themselves vote on a poll by proxy Provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

79.	No member shall, unless the Board otherwise determines, be entitled in respect of shares held by him to be present or to vote at a General Meeting either personally or by proxy or otherwise or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

80.	On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not, if he votes on a poll, use all his votes or cast all the votes he uses in the same way.

81.	A member may appoint not more than two proxies to attend on the same occasion which proxies may vote on behalf of the relevant member in accordance with, and subject to the restrictions of, Article 75. A proxy need not be a member of the Company.

82.	Every instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if such appointor is a corporation, under its common seal or under the hand of some officer of the corporation duly authorised in that behalf. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

83.	The instrument appointing a proxy and, if required by the Company, the power of attorney or other authority (if any) under which it is signed or a notarially certified copy or office copy of such power or authority, shall be deposited at the Office or at such other place within Hong Kong as is specified for that purpose in the notice convening the meeting or in any instrument of proxy sent by the Company in relation to the meeting, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting, as the case may be, at which the person named as proxy in such instrument proposes to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll; and in default the instrument of proxy shall not be treated as valid.

84.	No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

85.	Instruments of proxy shall be in any common form or in such other form as the Board may approve. The instrument of proxy, which need not be witnessed, shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

§ As amended by Special Resolution passed on 22 April 2004.

86. (A)	The Board shall at the expense of the Company send with all notices convening General Meetings or meetings of any class of members of the Company to the members entitled to vote thereat instruments of proxy (with or without prepaid postage) with provision for two-way voting on all resolutions intended to be proposed other than resolutions which are merely procedural or relate to the fixing of Auditors’ remuneration.

(B)	Such instruments of proxy shall be issued to all the members entitled to be sent a notice of the meeting and to vote thereat by proxy, and not to some only of such members.

87.	The accidental omission to send out an instrument of proxy, whenever necessary, to any member or the non-receipt of such instrument by any member, shall not invalidate any resolution passed or proceedings at the meeting to which the instrument of proxy relates.

88.	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the appointing instrument, or of the authority under which the appointing instrument was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or at such other place in Hong Kong specified for the deposit of instruments of proxies hereunder) before the commencement of the meeting or adjourned meeting at which the appointing instrument is used.

Directors

89.	Unless and until otherwise determined by the Company by Ordinary Resolution the number of Directors shall not be subject to any maximum but shall not be less than three.

90.	A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings or meetings of the holders of any class of shares.

§91.	Any Director (other than an alternate Director) may at any time and from time to time appoint any other Director or appoint any other person approved by a majority of the other Directors for the time being to be his alternate, and may at any time remove any alternate Director appointed by him and (subject to such approval as aforesaid) appoint another in his place. An alternate Director shall not be entitled to receive any remuneration from the Company, nor shall it be necessary for him to acquire or hold any share qualification, but he shall be entitled (subject to his giving to the Company an address within Hong Kong at which notices may be served on him) to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not present, and generally at such meeting to exercise all the powers, rights, duties and authorities of the Director appointing him. An alternate Director who is also a Director or who acts as alternate Director for more than one Director shall have one vote for every Director represented by him in addition to his own vote if he is also a Director. An alternate Director may be removed from office by a resolution of the Board, and shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director Provided that if any Director retires at a General Meeting but is re-elected by the meeting or is, pursuant to the provisions of these Articles, deemed to be re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after such re-election as if he had not so retired. Every person acting as an alternate Director shall be an officer of the Company, and, without prejudice to any liability which he may cause to his appointor under the Statutes or otherwise, shall be responsible to the Company for his acts and defaults, and he shall be deemed to be the agent of or for the Director appointing him. All appointments and removals of alternate Directors made by any Director in pursuance of this Article shall be in writing under the hand of the Director making the same and shall be sent to or left at the Office.

92.	The remuneration of the Directors shall be such sum or sums as the Company may in General Meeting from time to time determine. The Directors’ remuneration shall be deemed to accrue from day to day.

93.	The Directors shall be entitled to be paid all travelling, hotel and other expenses properly incurred by them in or with a view to the performance of their duties or in attending General Meetings or meetings of the Board or Committees of the Board.

§ As amended by Special Resolution passed on 22 April 2004.

§94.	If any Director, being willing and having been called upon to do so, shall render or perform extra or special services of any kind including services on any Committee of the Board, or shall travel or reside abroad for any business or purposes of the Company, he shall be entitled to receive such sum as the Board or the Company in General Meeting may think fit for expenses, and also such remuneration as the Board or the Company in General Meeting may think fit, either as a fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the Board or the Company in General Meeting shall determine, be either in addition to or in substitution for any other remuneration he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses of the Company.

95.	Without prejudice to the provisions for retirement by rotation hereinafter contained the office of a Director shall be vacated in any of the events following, namely:-

(A)	if (not being an executive Director holding office for a fixed term) he resigns his office by notice in writing delivered to the Office or submitted to a meeting of the Board or being an executive Director or holding office for a fixed term his resignation in writing is accepted by the Board;

(B)	if he becomes of unsound mind or a patient for the purposes of any legislation (whether in Hong Kong or elsewhere) relating to mental health and the Board resolve that his office is vacated;

(C)	if, without leave, he is absent from meetings of the Board (whether or not any alternate Director appointed by him attends) for three consecutive meetings, and the Board resolve that his office is vacated;

(D)	if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(E)	if he is prohibited by law from being a Director;

(F)	if he ceases to be a Director by virtue of the Statutes or is removed from office pursuant to these Articles;

(G)	if all the other Directors unanimously resolve that he be removed as a Director.

96.	Any Director may become or continue to be a director, managing director, manager or other officer or member of any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company. The Board may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

§97.	(A)	If a Director or any of his associates is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company (each being in paragraph (A), (B) and (C) of this Article referred to as a “transaction”), the Director shall declare the nature of his interest or the interest of any of his associates at a meeting of the Board in accordance with the Statutes. For the purposes of this Article:-

§(i)      a general notice given to the Directors by a Director stating that, by reason of facts specified in the notice, he or any of his associates is to be regarded as interested in transactions of any description which may subsequently be made with any specified person, firm or corporation after the date of such notice shall be a sufficient declaration of his interest or the interest of any of his associates, so far as attributable to those facts, in relation to any transaction of that description which may subsequently be made by the Company Provided that no such general notice shall have effect in relation to any transaction unless it is given before the date on which the question of entering into the transaction is first taken into consideration on behalf of the Company; and

(ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

§ As amended by Special Resolution passed on 22 April 2004.

§(B)	A Director shall not, as a Director, vote in respect of any transaction in which to his knowledge he or any of his associates has a material interest and if he shall do so his vote shall not be counted, nor in relation thereto shall be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(i)	the giving to any Director or any of his associates of any security or indemnity in respect of money lent by him or any of them to or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries; or

(ii)	the giving by the Company or any of its subsidiaries of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his associates has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security; or

(iii)	any proposal concerning an offer of shares or debentures or other securities of the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his associates is or is to be interested as a participant in the underwriting or sub-underwriting of the offer; or

(iv)	any transaction concerning any other corporation in which the Director or any of his associates does not have a material interest (as defined below); or

(v)	any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries including:

(a)	the adoption, modification or operation of any employees’ share scheme or any share incentive or share option scheme under which the Director or any of his associates may benefit; or

(b)	the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme;

which relates both to Directors, their associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director, or any of his associates, as such any privilege or advantage which may not generally be accorded to the class of persons to which such scheme or fund relates; or

(vi)	any contract or arrangement in which the Director or any of his associates is interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his or their interest in shares or debentures or other securities of the Company; or

(vii)	any contract for the purchase or maintenance for any Director or Directors of insurance against liability;

and so that the interest of a Director or of any of his associates shall not be treated as material in the case of any transaction concerning any company other than the Company in which the Director or any of his associates is interested, directly or indirectly, whether as an officer or executive or shareholder, provided that he and any of his associates together are not beneficially interested in 5% or more of the issued shares of any class of such company or of the voting rights thereof or of any third company through which such interest is derived (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances). For the purpose of this Article 97, the term “associate” shall have the same meaning as defined in the Listing Rules.

§(C)	A Director may, as a Director, vote (and be counted in the quorum) in respect of any transaction in which he or any of his associates has an interest which is not a material interest or which falls within sub-paragraph (A)(ii) of this Article.

§(D)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately, and in such case each of the Directors concerned if neither he nor any of his associates has material interest (as defined above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

§ As amended by Special Resolution passed on 22 April 2004.

§(E)	If any question shall arise at any meeting as to the materiality of the interest of a Director or of any of his associates or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director or of any of his associates concerned as known to such Director have not been fairly disclosed.

(F)	Subject to the provisions of the Statutes a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(G)	Any Director may himself or by his firm act in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director Provided that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

Borrowing Powers

98.	The Board on behalf of the Company may exercise all the powers of the Company to borrow any sum or sums of money, to give guarantees or indemnities and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party and on such terms and conditions (including, but without prejudice to the generality of the foregoing, as regards attending and voting at General Meetings of the Company) as may be thought expedient.

99.	The Board shall cause a proper register to be kept in accordance with the provisions of the Statutes of all charges specifically affecting property of the Company and of all floating charges on the undertaking or any property of the Company and shall duly comply with the requirements of the Statutes in regard to the registration of charges therein specified.

Powers of the Board

100.	The business of the Company shall be managed by the Board, who may exercise all such powers of the Company and do on behalf of the Company all such acts as are within the scope of the Memorandum and Articles of Association of the Company and as are not by the Statutes or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, being not inconsistent with the said regulations or provisions, as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

101.	The Directors may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds or death or disability benefits for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of any company which is subsidiary of the Company or is allied or associated with the Company or with any such subsidiary company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding or who have held any salaried employment or office in the Company or such other company and the wives, widows, families and dependants of any such persons. The Directors may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid and may make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Directors may do all or any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

§ As amended by Special Resolution passed on 22 April 2004.

102.

(A)      The Board may establish any committee, local board, or agency for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may lay down, vary or annul such rules and regulations as they may think fit for the conduct of the business thereof, and may appoint any person to be a member of any such committee or local board or any manager or agent, and may fix their remuneration, and may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate and may authorise the members of any such committee or local board, or any of them, to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no persons dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(B)       The Board may from time to time, and at any time, by power of attorney under the Seal appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (including power to sub-delegate) and for such period and subject to such conditions as the Board may from time to time think fit, and any such appointment may (if the Board think fit) be made in favour of any of the Directors or of the members or any one or more of the members of any such committee or local board established as aforesaid, or in favour of any company, or of the members, directors, nominees, or managers of any company or firm, or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the Board, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board think fit.

(C)       The Company or the Board on behalf of the Company may exercise the powers conferred by the Statutes with regard to having an Official Seal for use abroad and with regard to the keeping of a branch Register in any place.

Rotation, Retirement and Removal of Directors

§†103.	Subject to the other provisions of these Articles, at the Annual General Meeting in each year, one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but greater than one-third) shall retire from office. A retiring Director shall retain office until the conclusion of the meeting or adjourned meeting at which he is due to retire.

104.	Subject to the provisions of the Statutes and of these Articles and until otherwise determined by the Company by Ordinary Resolution the Directors to retire in every year shall be the Directors who have been longest in office since their last election or appointment. As between Directors of equal seniority, the Directors to retire shall (unless such Directors of equal seniority shall agree otherwise amongst themselves) be selected from among them by lot. A retiring Director shall be eligible for re-election.

105.	The Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto. If at any such meeting the place of a retiring Director is not filled, the retiring Director shall, if willing to act, be deemed to have been re-elected, unless at such meeting it is resolved not to fill such vacated office, or unless a motion for the re-election of such Director shall have been put to the meeting and lost.

§106.	No person, not being a Director retiring at the meeting or a person recommended by the Board, shall be eligible for election as a Director at any General Meeting unless during a period of not less than seven days commencing no earlier than the day after the despatch of the notice of the meeting appointed for such election and ending no later than seven days prior to the date appointed for the meeting there has been delivered to the Office notice in writing signed by a member (not being the person to be proposed) duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by the person to be proposed of his willingness to be elected.

107.	The Company may from time to time by Ordinary Resolution increase the number of Directors and may make the appointments necessary for effecting any such increase, and may also determine in what rotation such increased number is to retire from office.

108.	Except so far as the Statutes otherwise allow, at a General Meeting the appointment of Directors shall be voted on individually.

§ As amended by Special Resolution passed on 22 April 2004.

† As amended by Special Resolution passed on 28 April 2005.

109.	The Board shall have power at any time, and from time to time, to appoint any person as a Director, either to fill a casual vacancy, or as an addition to the Board, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles. Subject to the provisions of these Articles, any Director so appointed by the Board shall retire at the next Annual General Meeting but shall then be eligible for re-election and any Director who so retires shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

§110.	The Company may by Ordinary Resolution remove any Director before the expiration of his period of office as Director (including an executive Director but without prejudice to any claim he may have for damages under any contract between him and the Company) and may by Ordinary Resolution appoint another person to be a Director in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed a Director.

111.	The Company shall, in accordance with the provisions of the Statutes, keep at the Office a register containing such particulars with respect to the Directors and Secretary of the Company as are required by, and shall from time to time notify the Registrar of any change in such register and of the date of such change in manner prescribed by, the Statutes.

Executive Directors

§112.	(A)	Subject always to the other provisions of these Articles (including with regard to retirement by rotation), the Board may from time to time appoint one or more of their number to be the holder of any executive office (including that of executive Chairman) on such terms and for such period as they think fit and, subject to the terms of any contract between him and the Company, may at any time revoke any such appointment.

	§(B)	The appointment of any Director as Chairman or Managing Director or as an Executive Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract between him and the Company.

113.	The remuneration of an executive Director shall be fixed by the Board and may be by way of salary or commission or participation in the profits, or by any or all of those modes or otherwise.

114.	The Board may entrust to and confer upon any executive Director any of the powers, authorities and discretions exercisable by them as Directors, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Proceedings of the Board

115.	The Board may meet together for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined three Directors shall be a quorum. Questions arising at any meeting of the Board shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

116.	The continuing Directors may act notwithstanding any vacancy in their body Provided that in case the Directors shall at any time be reduced in number to less than the minimum number fixed by or in accordance with these Articles, it shall be lawful for the continuing Director or Directors to act for the purpose of filling vacancies or summoning a General Meeting, but not for any other purpose.

117.	A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Board. It shall not be necessary to give notice of a meeting of the Board to any Director for the time being absent from Hong Kong.

§ As amended by Special Resolution passed on 22 April 2004.

#118.	The Board may from time to time elect a Chairman and up to two Vice Chairmen of the Board and determine the period for which they are respectively to hold office. The Chairman so elected, or in his absence the Vice Chairman appointed by the Chairman to act in his stead, or in the absence of such Vice Chairman, the other Vice Chairman (if any), shall preside at all meetings of the Board, but if no such Chairman or Vice Chairman be elected, or if at any meeting the Chairman, or any Vice Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to act as Chairman of such meeting.

119.	A meeting of the Board at which a quorum is present shall be competent to exercise all or any of the powers, authorities and discretions by or under these Articles vested in or exercisable by the Directors generally.

120.	The Board may delegate all or any of their powers to Committees consisting of such person or persons (whether a member or members of their body or not) as they think fit. All Committees so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed upon them by the Board. The meetings and proceedings of any such Committee consisting of two or more persons shall be governed by the provisions in these Articles contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not superseded by any regulations made by the Board under this Article.

121.	All acts done by any meeting of the Board, or of a Committee of the Board, or by any person acting as a Director, shall, as regards all persons dealing with the Company in good faith notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they, or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified or had continued to be a Director and had been entitled to vote.

122.	A resolution signed by all the Directors (or their alternates) for the time being entitled to receive notice of a meeting of the Board shall be as valid and effectual as a resolution passed at a meeting of the Board duly convened and held and may consist of several documents in like form each signed by one or more Directors (or his or their alternates). A resolution transmitted by a Director (or his alternate) to the Company by telegram, telex, telecopier or other facsimile equipment shall be deemed to be a document signed by him for the purposes of this Article.

123.	Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any Committee of the Board and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be the person appointed by the Board as aforesaid.

124.	A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Board or of a Committee of the Board which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or as the case may be that such extract is a true and accurate record of a duly constituted meeting of the Board or of the Committee.

125.	The Board shall cause minutes to be entered in books kept for the purpose of:-

(A)	all appointments of officers made by the Board;

(B)	the names of the Directors present at each meeting of the Board and of any Committee of the Board; and

(C)	all resolutions and proceedings at all meetings of the Company and of the Board and of Committees of the Board.

Any such minutes if purporting to be signed by the Chairman of the meeting at which the proceedings took place or by the Chairman of the next succeeding meeting shall be evidence of the proceedings.

# As amended by Special Resolution passed on 8 October 1999.

The Secretary

126.	Subject to the provisions of the Statutes a Secretary shall be appointed by the Board to hold office on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. The Board may also appoint from time to time on such terms and for such period as they may think fit one or more Assistant or Deputy Secretaries.

127.	Anything required or authorised by the Statutes to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or, if there is no Assistant or Deputy Secretary capable of acting by or to any officer of the Company authorised generally or specially in that behalf by the Board Provided that any provision of these Articles or the Statutes requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

The Seal

128.	The Board shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the general or special authority of the Board or of a Committee of the Board authorised by the Board in that behalf and every instrument to which any such Seal (subject to the provisions hereof as to certificates for shares or debentures) is affixed shall be signed by a Director and shall be countersigned by a second Director or the Secretary or some other person duly authorised by the Board.

Reserves

129.	The Board may, before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company, or of its holding company, if any) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which they may think prudent not to distribute.

Dividends

130.	The profits of the Company available for dividend and determined to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. The Company in General Meeting may by Ordinary Resolution declare dividends accordingly.

131. (1)

In respect of any dividend declared or sanctioned by the Board or proposed to be declared or sanctioned by the Company in General Meeting the Board may determine and announce, prior to or contemporaneously with the declaration or sanction of the dividend in question (and provided that an adequate number of unissued shares are available for the purpose):-

(i)	that members will be entitled to elect to receive in lieu of such dividend (or such part thereof as the Board may think fit) an allotment of shares credited as fully paid. In any such case the following provisions shall apply:-

(a)	the basis of allotment shall be determined by the Board;

(b)	the Board, after determining the basis of allotment, shall give notice in writing to the members of the right of election accorded to them and of the record date relating thereto and shall send with or following such notice forms of election specifying the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(c)	the right of election accorded to members as aforesaid may be exercised in whole or in part; and

(d)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect of which the share election has been duly exercised (“the elected shares”) and in lieu thereof additional shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any sum standing to the credit of any of the Company’s reserve accounts (including, subject to Article 140 of these Articles, any sum standing to the credit of the share premium account or capital redemption reserve fund) or to the credit of the profit and loss account or any sum otherwise available for distribution and not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits as the Board may determine a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis; or

(ii)	that members will receive in lieu of such dividend (or such part thereof as the Board may think fit) an allotment of shares credited as fully paid provided that members are at the same time accorded the right to elect to receive such dividend (or part thereof as the case may be) in cash in lieu of such allotment. In any such case the following provisions shall apply:-

(a)	the provisions set out in sub-paragraphs (a), (b) and (c) of paragraph (i) above; and

(b)	such dividend (or the relevant part thereof as aforesaid) shall not be payable on shares in respect of which the cash election has not been duly exercised (“the non-elected shares”) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any sum standing to the credit of any of the Company’s reserve accounts (including, subject to Article 140 of these Articles, any sum standing to the credit of the share premium account or capital redemption reserve fund) or to the credit of the profit and loss account or any sum otherwise available for distribution and not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits as the Board may determine a sum equal to the aggregate nominal amount of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis.

(2)	The shares allotted pursuant to the provisions of paragraph (1) above shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the relevant dividend (or share or cash election in lieu).

(3)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) above, with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into, on behalf of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(4)	The Board may on any occasion determine that rights of election under paragraph (1)(i) of this Article and the allotment of shares under paragraph (1)(ii) of this Article shall not be made available or made to any members with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

132.	No dividend shall be payable except out of the profits of the Company or in excess of the amount recommended by the Board.

133.	Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid except that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date such share shall rank for dividend accordingly.

134.	The Board may if they think fit from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend, and provided that the Board act bona fide they shall not incur any responsibility to the holders of shares conferring any preference for any damage they may suffer by reason of the payment of any interim dividend on any shares having deferred or non-preferential rights. The Board may also pay half-yearly or at other suitable intervals to be settled by them any dividend payable at a fixed rate if they are of the opinion that the profits justify the payment.

135.	The Board may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company held by him.

136.	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. If any dividend shall have remained unclaimed for at least six years after the same becomes payable the Board may forfeit the same. After such forfeiture no member or other person shall have any right to or claim in respect of such dividend but the Board may nevertheless in its absolute discretion make an ex gratia payment equal to the whole or part of such dividend to the member or other person who could have claimed that dividend immediately before it was forfeited. No dividend shall bear interest against the Company.

137.	Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

138.	Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register, or addressed to such person and at such address as the holder or all of the joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or all of the joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of all of the joint holders, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Subject to the consent of the Company, any dividend, interest or other sum payable in cash to the holder of shares may be paid, at the risk of the holder, by direct bank transfer or in such other manner as the holder or, in the case of joint holders, all of the joint holders may in writing request and compliance with such a request shall constitute a good discharge to the Company.

139.	Any General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to the distribution they may settle the same as they think expedient, and in particular may issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the Board and may appoint any person to sign any instruments of transfer and any other documents deemed to be expedient by the Board on behalf of the persons entitled to the dividend and such appointment shall be effective.

Capitalisation of Reserves

140.	The Company may by Ordinary Resolution upon the recommendation of the Board, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (but subject as hereinafter provided as to any sum standing to the credit of share premium account or capital redemption reserve fund) or to the credit of the profit and loss account or otherwise available for distribution and not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits and that the Board be accordingly authorised and directed to appropriate the profits or sum so resolved to be capitalised as capital to the members in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends on the shares held by them on such date as shall be fixed by or in accordance with such resolution, and to apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares or debentures held by such members respectively, or in the paying up in full of unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, such shares or debentures to be allotted and distributed, credited as fully paid up, to and among such members in the proportion aforesaid, or partly in one way and partly in the other Provided always that the share premium account or capital redemption reserve fund may, for the purpose of this Article, only be applied in the paying up of unissued shares to be issued to members as fully paid.

141.	Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits or sum resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares to which they may be entitled as the result of such capitalisation, and any agreement made under such authority shall be effective and binding upon all such members.

Accounts

142.	The Board shall cause proper books of account to be kept with respect to:-

(A)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(B)	all sales and purchases of goods by the Company; and

(C)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

143.	The accounting records shall be kept at the Office, or subject to the provisions of the Statutes at such other place as the Board shall think fit, and shall at all times be open for inspection by the officers of the Company but no member (not being such an officer) shall have any right to inspect any book, account or document of the Company, except as conferred by the Statutes, or authorised by the Board or by an Ordinary Resolution of the Company.

144.	The Board shall from time to time, in accordance with the provisions of the Statutes, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Statutes.

*145. (A)	Subject to Article 145(B), a copy of the Relevant Financial Documents and/or a copy of the Summary Financial Report (where the recipient has, in accordance with and if required by the Statutes and other applicable laws, rules and regulations, consented or is deemed to have consented to receiving the Summary Financial Report in place of the Relevant Financial Documents) shall, not less than twenty-one clear days before the relevant General Meeting, be delivered or sent by post to the registered address of every Entitled Person and to the Auditors and the required number of copies of each of the Relevant Financial Documents and the Summary Financial Report, if published, shall at the same time be forwarded to the Stock Exchange.

(B)	Subject to the Company complying with the Statutes and any other applicable laws, rules and regulations from time to time in force with regard to any requirements for the obtaining of consent (or deemed consent) from any Entitled Person (a “Consenting Person”) and/or for giving a Notice of Publication (as defined in Article 148) to any such Consenting Person, the Company may treat the publication of the Relevant Financial Documents and/or the Summary Financial Report (as the case may be) on the Company’s computer network, to which such person may have access, throughout the period beginning not less than twenty-one clear days before the relevant General Meeting, as discharging the Company’s obligation to send to him a copy of such documents under Article 145(A).

146.	Every account of the Board when audited and approved by an Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within that period the account shall forthwith be corrected, and thenceforth shall be conclusive.

Audit

147.	Auditors shall be appointed and their duties regulated in accordance with the Statutes.

*	As amended by Special Resolution passed on 5 May 2003.

Notices

*148. (1)	Subject to Article 148(2) any notice, document or other publication by the Company (including any “corporate communication” as defined in the Listing Rules) may be given or issued by the following means:

(A)	by serving it personally on the relevant person;

(B)	by sending it through the post in a prepaid envelope or wrapper addressed to a member at his registered address as appears in the Register (or in the case of other person, to such address as he may provide under Article 150);

(C)	by delivering or leaving it at such address as aforesaid;

(D)	by placing an advertisement in English in at least one English language newspaper or publication and in Chinese in at least one Chinese language newspaper or publication, being in each case a newspaper or publication specified in the list thereof issued and published in the Gazette for the purposes of Section 71A of the Companies Ordinance (Chapter 32) (including any statutory modification or re-enactment thereof) by the Chief Secretary for Administration for such period as the Board may think fit;

(E)	by sending or transmitting it as an Electronic Communication to the relevant person at such electronic address as he may provide under Article 150, subject to the Company complying with the Statutes and any other applicable laws, rules and regulations from time to time in force with regard to any requirements for the obtaining of consent (or deemed consent) from such person;

(F)	by publishing it on the Company’s computer network to which the relevant person may have access, subject to the Company complying with the Statutes and any other applicable laws, rules and regulations from time to time in force with regard to any requirements for the obtaining of consent (or deemed consent) from such person and/or for giving notification to any such person stating that the notice, document or publication is available on the Company’s computer network (a “Notice of Publication”); or

(G)	by sending or otherwise making it available to such person through such other means to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations.

(2)	Any Notice of Publication may be given or issued by any of the means mentioned in Article 148(1), other than the means specified in paragraph (F) thereof.

149.	All notices required to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

*150.	Every member of and holder of debentures of the Company or a person who is entitled to receive notice from the Company under the provisions of the Statutes or these Articles shall register with the Company an address either in Hong Kong or elsewhere and/or an electronic address to which notices can be served upon him and if any such person shall fail to do so, notice may be served on such person by sending the same in any of the manners mentioned to his last known registered address or electronic address, or if there is none, a notice displayed in the Office shall be deemed to be well served on him at the time when it is first so displayed.

*151.	Any notice, document or other publication (including any “corporate communication” as defined in the Listing Rules) given or issued by or on behalf of the Company:

(A)	if served by post, shall be deemed to have been served or delivered on the day following that on which the envelope or wrapper containing the same is put into a post office situated within Hong Kong and in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice, document or publication was properly addressed, prepaid and put into such post office and a certificate in writing signed by the Secretary or other officer of the Company that the envelope or wrapper containing the notice, document or publication was so addressed, prepaid and put into the post office shall be conclusive evidence thereof;

*	As amended by Special Resolution passed on 5 May 2003.

(B)	if sent or transmitted as an Electronic Communication, shall be deemed to have been served at the time when the notice, document or publication is transmitted electronically provided that no notification that the Electronic Communication has not reached its recipient has been received by the sender, except that any failure in transmission beyond the sender’s control shall not invalidate the effectiveness of the notice, document or publication being served;

(C)	if published on the Company’s computer network, shall be deemed to have been served on the day on which the notice, document or publication first so appears on the Company’s computer network to which the relevant person may have access or the day on which the Notice of Publication is deemed to have been served or delivered to such person under these Articles, whichever is later;

(D)	if served or delivered in person, shall be deemed to have been served or delivered at the time of personal service or delivery and in proving such service or delivery, a certificate in writing signed by the Secretary or other officer of the Company that the notice, document or publication was so served or delivered shall be conclusive evidence of the service or delivery; or

(E)	if published as an advertisement in a newspaper or other publication permitted under Article 148(1)(D), shall be deemed to have been served on the day on which the advertisement first so appears.

*152.	Any notice or document delivered or sent to any member in such manner as provided in Article 148 shall, if such member be then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served on his legal personal representative.

*153.	Every person who, by operation of law, transfer, transmission, or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share, which, previously to his name and address (including electronic address) being entered in the Register as the registered holder of such share, shall have been duly given to the person from whom he derives title to such share.

*154.	Subject to any applicable laws, rules and regulations and the terms of these Articles, any notice, document or publication, including but not limited to the documents referred to in Article 145 and any “corporate communication” as defined in the Listing Rules, may be given in the English language only, in the Chinese language only or in both the English language and the Chinese language.

Winding up

155.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and with any other sanction required by the Statutes, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

156.	Subject to the provisions of the Statutes, every Director or other officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto.

Head Office

157.	The head office of the Company shall be at the Office, which shall be in Hong Kong, and the business of the Company shall be carried on there, and at such other place or places as the Board may deem advisable.

Secrecy

158.	No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board it will be inexpedient in the interests of the members of the Company to communicate to the public.

*	As amended by Special Resolution passed on 5 May 2003